Exhibit 99.1

Brookline Bancorp Announces Second Quarter Net Income of $7.5 Million

Loan and Deposit Growth Continues

BROOKLINE, Mass.--(BUSINESS WIRE)--July 25, 2012--Brookline Bancorp, Inc. (NASDAQ: BRKL) today reported net income of $7.5 million, or $0.11 fully diluted earnings per share (EPS), for the quarter ended June 30, 2012. Net income for the first half of 2012 was $13.9 million, or $0.20 fully diluted EPS, compared to $14.3 million, or $0.24 fully diluted EPS, for the first half of 2011.

Second quarter 2012 results included a $6.7 million provision for credit losses that reduced net income by approximately $0.06 per fully diluted share. $4.2 million of the provision was booked in connection with two short-term commercial loans made immediately after acquisition by the Company’s subsidiary, Bank Rhode Island. These loans were based, in part, on the issuance of tax credits which, due to the unexpected and abrupt bankruptcy filing of an entity in Rhode Island related to the borrowers, were not issued. The Company has moved aggressively to resolve the problem credits and is evaluating all potential sources of recovery; however, further recovery attempts will be complicated and subject to additional discussions with the relevant parties, including the State of Rhode Island.

Paul Perrault, President and Chief Executive Officer of Brookline Bancorp, Inc. stated: “The Company’s core strategy, the expertise of our banking officers and the strength of our customer service remain unchanged. As a result, we continue to report strong growth in loans and deposits despite the challenging economic environment in which we operate. We view the magnitude of this quarter’s unexpected development as an unusual event which we are working assertively to resolve. Business fundamentals remain strong. We continue to compete effectively against the many banks in our core markets, the first phase of our core systems conversion was a success, overall credit quality remains very strong, and the Company remains well-capitalized even after the provision recorded this quarter.”

BALANCE SHEET

Total assets at June 30, 2012 grew to $5.0 billion, an increase of 7.8 percent from the prior quarter and 59.6 percent from June 30, 2011.

The loan and lease portfolio grew to $4.0 billion as of June 30, 2012, up 7.9 percent from the prior quarter and 9.9 percent from December 31, 2011, after adjustment for the $1.2 billion in loans and leases acquired from Bancorp Rhode Island. The Company continued to benefit from strong growth in its commercial loan and lease portfolios, which reached $2.7 billion, or 66.6 percent of total loans, at June 30, 2012. The commercial portfolios increased 11.7 percent during the second quarter 2012 and 13.9 percent for the first six months of 2012, after adjustment for the $0.8 million in commercial loans and leases acquired from Bancorp Rhode Island.

Deposits of $3.5 billion at June 30, 2012, were up 7.2 percent from March 31, 2012 and 63.1 percent from June 30, 2011. Growth from June 30, 2011 includes the addition of $1.2 billion in deposits from the Bancorp Rhode Island acquisition. Core deposits increased 12.3 percent in the second quarter 2012 and now comprise 70.2 percent of total deposits at June 30, 2012. As a percentage of deposits, core deposits are up from 64.2 percent at December 31, 2011 and 61.9 percent at June 30, 2011, largely as a result of the deposits acquired in the Bancorp Rhode Island acquisition. The loans-to-deposit ratio decreased from 120.8 percent at December 31, 2011 to 114.0 percent at June 30, 2012.

Total cash and investment securities represented 13.3 percent of total assets at June 30, 2012. Securities available for sale of $384.5 million declined 16.7 percent from March 31, 2012 quarter-to-quarter, largely as a result of paydowns on mortgage-related investments.

Stockholders’ equity to total assets was 12.04 percent at June 30, 2012. The tangible common equity ratio was 9.07 percent at June 30, 2012, compared with 9.18 percent at March 31, 2012 and 14.66 percent at June 30, 2011.

NET INTEREST INCOME

Net interest income for the second quarter 2012 increased to $42.8 million from $27.8 million in the second quarter 2011 and decreased slightly as compared to $43.6 million in the first quarter 2012. Net interest income for the first half of 2012 increased to $86.4 million from $53.7 million in the first half of 2011.

Net interest margin for the second quarter 2012 was 3.81 percent and 3.85 percent for the six months ended June 30, 2012. The decrease of 6 basis points from the first quarter 2012 reflects management’s ongoing efforts to offset the impact of ongoing price competition with declines in the cost of funds.

NON-INTEREST INCOME

Non-interest income was $4.7 million for the second quarter 2012, up $1.1 million from the first quarter 2012. Fee income increased from $3.7 million in the first quarter 2012 to $4.2 million, or 11.6 percent, in the second quarter 2012. Non-interest income also includes $0.8 million of gains on sales of investment securities in the second quarter 2012 resulting from a partial restructuring of the investment portfolios. Non-interest income was $8.3 million for the first half of 2012, up $5.7 million from the first half of 2011. The growth in the first half of 2012 was primarily driven by $5.6 million of non-interest income attributable to Bancorp Rhode Island.

NON-INTEREST EXPENSE

Non-interest expense of $28.7 million in the second quarter 2012 decreased $3.9 million from the first quarter 2012 and increased $12.8 million from the second quarter 2011. The increase from second quarter 2011 to second quarter 2012 reflects the Company’s acquisition of Bancorp Rhode Island. Compensation expense decreased $0.5 million, or 12.3 percent from first quarter 2012. The $3.9 million decrease in professional services, from $6.5 million in the first quarter 2012 to $2.6 million in the second quarter 2012, reflects the decrease in $5.4 million of merger-related expenses included in the quarter ended March 31, 2012, offset by $1.5 million in professional services associated with infrastructure improvements and charter conversions.

ASSET QUALITY

Non-performing loans and leases totaled $21.1 million, or 0.52 percent of total loans and leases, at June 30, 2012, up from $12.0 million, or 0.30 percent of total loans and leases, at March 31, 2012. Non-performing assets at June 30, 2012 totaled $23.8 million or 0.48 percent of total assets, up from $14.6 million, or 0.30 percent of total assets, at March 31, 2012. These increases in non-performing loans included the two commercial loans discussed previously.

The provision for credit losses was $6.7 million for the second quarter 2012, which included $4.2 million related to the aforementioned problem credit, compared to $3.2 million in the first quarter 2012, and $1.2 million in the second quarter 2011. Net charge-offs for the second quarter 2012 were $3.7 million, or 0.37 percent of average loans and leases on an annualized basis, compared to $0.5 million, or 0.05 percent of average loans and leases, in the first quarter 2012, and $0.4 million, or 0.06 percent of average loans and leases for the second quarter 2011.

The allowance for loan and lease losses was $37.4 million at June 30, 2012, compared to $34.4 million at March 31, 2012 and $30.8 million at June 30, 2011. The allowance for loan and lease losses as a percent of total loans and leases was 0.93 percent at June 30, 2012, compared to 0.87 percent at March 31, 2012 and 1.19 percent at June 30, 2011.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.085 per share. The dividend will be paid on August 24, 2012, to shareholders of record on August 10, 2012.

CHARTER CONVERSIONS

On June 29, 2012, two of the Company’s subsidiaries, Brookline Bank and First Ipswich Bank (formerly The First National Bank of Ipswich), converted to state-chartered financial institutions and became members of the Federal Reserve System. As a result, Brookline Bank is now a Massachusetts savings bank and First Ipswich Bank is now a Massachusetts trust company, both of which are now regulated by the Massachusetts Division of Banks and the Board of Governors of the Federal Reserve System.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 11:00 a.m. eastern time on Thursday, July 26, 2012 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-317-6789 (United States) or 412-317-6789 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for playback is 10016211. The call will also be available live or in a recorded version on the Company’s website www.brooklinebank.com under “Investor Relations.”

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $5.0 billion in assets and 44 branches throughout Massachusetts and Rhode Island, is headquartered in Brookline, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank (formerly The First National Bank of Ipswich). The Company provides commercial and retail banking services, and cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.fnbi.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as net earnings from operations, tangible book value per common share and tangible stockholders’ equity to tangible assets. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

		At or for the Three Months Ended June 30,		At or for the Six Months Ended June 30,
		2012	2011	2012	2011
		(In Thousands Except Per Share Data)

Financial Data:
Net interest income		$42,759	$27,798	$86,392	$53,738
Provision for credit losses		6,678	839	9,925	1,898
Non-interest income		4,721	1,518	8,315	2,643
Non-interest expense		28,699	15,877	61,290	29,326
Income before income taxes		12,103	12,600	23,492	25,157
Net income attributable to Brookline Bancorp, Inc.		7,529	7,001	13,878	14,267

Selected Statistical Data:
Net interest margin (1)		3.81%	3.74%	3.85%	3.75%
Interest rate spread (1)		3.63%	3.47%	3.67%	3.47%
Return on average assets		0.61%	0.91%	0.57%	0.96%
Return on average stockholders' equity		5.04%	5.62%	4.64%	5.73%

Common Share Data:
Basic earnings per share		$0.11	$0.12	$0.20	$0.24
Diluted earnings per share		0.11	0.12	0.20	0.24
Dividends paid per share		0.085	0.085	0.17	0.17
Book value per common share		8.55	8.48	8.55	8.48
Tangible book value per common share		6.23	7.60	6.23	7.60
Market value per common share at end of period		8.85	9.27	8.85	9.27

(1) Calculated on a fully-taxable equivalent basis.

	At or for the Three Months Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
	(Dollars in Thousands)
Balance Sheet:
Total assets	$4,972,381	$4,877,124	$3,299,013	$3,157,498	$3,114,582
Loans and leases, gross	4,013,129	3,935,518	2,720,821	2,662,076	2,588,923
Deposits	3,521,206	3,459,333	2,252,331	2,179,605	2,159,133
Brookline Bancorp, Inc. stockholders’ equity	598,865	597,531	503,602	501,890	501,077

Asset Quality:
Non-performing assets	$23,831	$14,648	$8,796	$10,486	$11,774
Non-performing assets / total assets	0.48%	0.30%	0.27%	0.33%	0.38%
Allowance for loan and lease losses	$37,431	$34,428	$31,703	$31,128	$30,847
Allowance for loan and lease losses / total loans and leases	0.93%	0.87%	1.17%	1.17%	1.19%
Net loan and lease charge-offs	$3,675	$522	$267	$610	$371
Net loan and lease charge-offs to average loans and leases (annualized)	0.37%	0.05%	0.04%	0.09%	0.06%

Capital Ratios:
Stockholders’ equity to total assets	12.04%	12.25%	15.27%	15.90%	16.09%
Tangible stockholders’ equity to tangible assets	9.07%	9.18%	13.93%	14.49%	14.66%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	June 30,	March 31,	December 31,	June 30,
	2012	2012	2011	2011
	(In Thousands Except Share Data)
ASSETS
Cash and due from banks	$118,411	$88,884	$56,513	$23,412
Short-term investments	98,677	44,382	49,783	93,861
Total cash and cash equivalents	217,088	133,266	106,296	117,273
Investment securities available for sale	384,533	461,498	217,431	274,960
Restricted equity securities	61,291	53,554	39,283	39,283
Other securities	500	500	-	-
Total securities	446,324	515,552	256,714	314,243
Loans and leases
Commercial real estate:
Commercial real estate mortgage	1,194,158	1,172,049	748,736	682,220
Multi-family mortgage	612,213	596,285	481,459	454,581
Construction	88,759	77,487	40,798	34,254
Total commercial real estate	1,895,130	1,845,821	1,270,993	1,171,055
Commercial loans and leases:
Commercial	365,283	360,095	150,895	144,546
Equipment financing	368,721	344,812	246,118	215,426
Condominium association	43,596	45,872	46,953	39,711
Total commercial loans	777,600	750,779	443,966	399,683
Indirect automobile	581,063	578,622	573,350	590,974
Consumer loans:
Residential mortgage	493,074	490,812	350,213	348,771
Home equity	260,623	262,591	76,527	73,129
Other consumer	5,639	6,893	5,772	5,311
Total consumer loans	759,336	760,296	432,512	427,211
Allowance for loan and lease losses	(37,431)	(34,428)	(31,703)	(30,847)
Net loans and leases	3,975,698	3,901,090	2,689,118	2,558,076
Premises and equipment, net	56,248	48,908	38,495	34,727
Building held for sale	6,046	6,046	-	-
Deferred tax asset	25,656	24,647	12,681	12,541
Goodwill	137,890	138,914	45,799	45,966
Identified intangible assets	24,578	25,849	5,214	6,033
Other real estate owned and repossessed assets, net	2,765	2,647	1,266	3,869
Monies in escrow – Bancorp Rhode Island, Inc. acquisition	-	-	112,983	-
Other assets	80,088	80,205	30,447	21,854
Total assets	$4,972,381	$4,877,124	$3,299,013	$3,114,582

LIABILITIES AND EQUITY
Deposits
Demand checking accounts	$546,036	$529,945	$225,284	$184,480
NOW accounts	185,234	181,299	110,220	139,382
Savings accounts	503,507	511,736	164,744	164,884
Money market savings accounts	1,236,967	1,174,805	946,411	848,467
Certificate of deposit accounts	1,049,462	1,061,548	805,672	821,920
Total deposits	3,521,206	3,459,333	2,252,331	2,159,133
Overnight and short-term borrowings	733,394	698,671	498,570	421,355
Other borrowed funds	60,707	59,865	8,349	4,789
Mortgagors’ escrow accounts	6,942	7,156	6,513	6,847
Accrued expenses and other liabilities	47,328	50,883	26,248	18,742
Total liabilities	4,369,577	4,275,908	2,792,011	2,610,866

Equity:
Brookline Bancorp, Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	-	-	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 75,414,713 shares, 75,585,504 shares, 64,597,180 shares and 64,447,889 shares issued, respectively	754	754	644	644
Additional paid-in capital	618,184	618,031	525,171	524,841
Retained earnings, partially restricted	42,006	40,398	39,993	36,633
Accumulated other comprehensive income	1,969	2,457	1,963	3,254
Treasury stock, at cost, 5,373,733 shares	(62,107)	(62,107)	(62,107)	(62,107)
Unallocated common stock held by ESOP – 356,064 shares, 367,137 shares, 378,215 shares and 401,316 shares, respectively	(1,941)	(2,002)	(2,062)	(2,188)
Total Brookline Bancorp, Inc. stockholders’ equity	598,865	597,531	503,602	501,077
Noncontrolling interest in subsidiary	3,939	3,685	3,400	2,639
Total equity	602,804	601,216	507,002	503,716
Total liabilities and equity	$4,972,381	$4,877,124	$3,299,013	$3,114,582

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(In Thousands Except Share Data)
Interest income:
Loans and leases	$50,135	$33,786	$99,778	$65,411
Debt securities	1,541	1,754	4,770	3,511
Short-term investments	68	26	95	50
Marketable and restricted equity securities	95	55	187	92
Total interest income	51,839	35,621	104,830	69,064

Interest expense:
Deposits (excluding brokered deposits)	5,463	5,138	10,980	10,033
Borrowed funds and subordinated debt	3,617	2,685	7,458	5,293
Total interest expense	9,080	7,823	18,438	15,326

Net interest income	42,759	27,798	86,392	53,738
Provision for credit losses	6,678	839	9,925	1,898
Net interest income after provision for credit losses	36,081	26,959	76,467	51,840

Non-interest income:
Fees, charges and other income	4,168	1,518	7,901	2,563
Loss from investments in affordable housing projects	(244)	-	(383)	-
Gain on sales of securities	797	-	797	80
Total non-interest income	4,721	1,518	8,315	2,643

Non-interest expense:
Compensation and employee benefits	14,238	7,795	28,926	14,606
Occupancy	2,503	1,499	5,179	2,873
Equipment and data processing	3,632	2,290	7,275	4,365
Professional services	2,554	1,458	9,008	2,247
FDIC insurance	671	324	1,301	757
Advertising and marketing	774	517	1,476	910
Amortization of identified intangible assets	1,271	455	2,554	750
Other	3,056	1,539	5,571	2,818
Total non-interest expense	28,699	15,877	61,290	29,326

Income before income taxes	12,103	12,600	23,492	25,157
Provision for income taxes	4,320	5,273	9,075	10,281
Net income	7,783	7,327	14,417	14,876

Less net income attributable to noncontrolling interest in subsidiary	254	326	539	609
Net income attributable to Brookline Bancorp, Inc.	$7,529	$7,001	$13,878	$14,267

Earnings per common share:
Basic	$0.11	$0.12	$0.20	$0.24
Diluted	0.11	0.12	0.20	0.24

Weighted average common shares outstanding during the period:
Basic	69,677,656	58,629,265	69,671,130	58,620,467
Diluted	69,715,890	58,630,908	69,706,694	58,624,699

Dividends declared per common share	$0.085	$0.085	$0.17	$0.17

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	Three Months Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
	(Dollars in Thousands)
NON-PERFORMING ASSETS:

Non-accrual loans:
Commercial real estate mortgage	$2,120	$-	$-	$-	$-
Multi-family mortgage	3,129	2,635	1,380	1,373	1,376
Construction	-	-	-	-	-
Total commercial real estate	5,249	2,635	1,380	1,373	1,376

Commercial	6,896	2,146	-	-	-
Equipment financing	2,375	1,226	1,925	1,892	1,757
Condominium association	11	13	15	17	-
Total commercial loans	9,282	3,385	1,940	1,909	1,757

Indirect automobile	91	26	111	59	117

Home equity	784	299	98	98	98
Residential mortgage	3,088	2,999	1,327	1,330	1,381
Other consumer	5	10	10	11	9
Total consumer loans	3,877	3,308	1,435	1,439	1,488

Acquired loans	2,567	2,647	2,664	2,757	3,167
Total non-accrual loans	21,066	12,001	7,530	7,537	7,905

Repossessed vehicles	487	403	389	558	461
Repossessed equipment	196	37	32	129	192
Other real estate owned	2,082	2,207	845	2,262	3,216

Total non-performing assets	$23,831	$14,648	$8,796	$10,486	$11,774

Restructured loans on accrual	$6,443	$6,692	$5,205	$3,456	$4,905

Non-performing loans and leases as a percentage of total loans and leases	0.52%	0.30%	0.28%	0.28%	0.31%
Non-performing assets as a percentage of total assets	0.48%	0.30%	0.27%	0.33%	0.38%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:

Balance at beginning of period	$34,428	$31,703	$31,128	$30,847	$30,048
Provision for credit losses	6,678	3,247	842	891	1,170
Charge-offs	(3,970)	(788)	(533)	(792)	(606)
Recoveries	295	266	266	182	235
Net charge-offs	(3,675)	(522)	(267)	(610)	(371)
Balance at end of period	$37,431	$34,428	$31,703	$31,128	$30,847

Allowance for loan and lease losses as a percent of total loans and leases	0.93%	0.87%	1.17%	1.17%	1.19%

NET CHARGE-OFFS:

Commercial real estate	$(40)	$(40)	$-	$30	$-
Commercial	3,293	263	(18)	132	79
Auto	225	292	278	448	292
Consumer	197	7	7	-	-
Total net charge-offs	$3,675	$522	$267	$610	$371

Net charge-offs to average loans and leases (annualized)	0.37%	0.05%	0.04%	0.09%	0.06%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs

	Three Months Ended
	June 30, 2012			March 31, 2012			June 30, 2011
	Average Balance	Interest (1)	Average Yield/Cost	Average Balance	Interest (1)	Average Yield/Cost	Average Balance	Interest (1)	Average Yield/Cost

Assets
Interest-earning assets:
Short-term investments	$71,675	$68	0.38%	$50,810	$27	0.21%	$71,395	$26	0.15%
Debt securities (2)	430,206	1,548	1.44%	517,843	3,237	2.50%	313,687	1,762	2.25%
Equity securities (2)	54,583	110	0.81%	55,943	108	0.78%	40,015	64	0.64%
Commercial real estate loans (3)	1,859,292	23,607	5.10%	1,829,833	23,468	5.17%	1,159,065	15,337	5.31%
Commercial loans(3)	412,476	4,713	4.58%	393,861	4,588	4.67%	181,555	2,174	4.80%
Equipment financing (3)	348,426	7,428	8.53%	341,736	6,756	7.91%	214,529	4,414	8.23%
Indirect automobile loans (3)	580,678	6,033	4.18%	574,926	6,247	4.37%	587,351	7,277	4.97%
Residential mortgage loans (3)	489,688	5,445	4.45%	491,012	5,544	4.52%	343,088	3,852	4.49%
Other consumer loans (3)	266,572	3,003	4.53%	273,561	3,040	4.47%	78,759	789	4.02%
Total interest-earning assets	4,513,596	51,955	4.62%	4,529,525	53,015	4.70%	2,989,444	35,695	4.79%
Allowance for loan losses	(35,962)			(32,999)			(30,074)
Non-interest earning assets	427,299			364,369			134,125
Total assets	$4,904,933			$4,860,895			$3,093,495

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	189,118	57	0.12%	179,086	$53	0.12%	137,732	60	0.18%
Savings accounts	505,601	443	0.35%	511,147	498	0.39%	165,214	266	0.65%
Money market savings accounts	1,204,754	2,260	0.75%	1,143,545	2,152	0.76%	822,691	1,972	0.96%
Certificates of deposit	1,056,021	2,702	1.03%	1,078,276	2,813	1.05%	830,260	2,840	1.37%
Total deposits (4)	2,955,494	5,462	0.74%	2,912,054	5,516	0.76%	1,955,897	5,138	1.05%
Federal Home Loan Bank advances	694,746	3,424	1.98%	723,831	3,671	2.04%	421,908	2,623	2.49%
Other borrowings	60,550	193	1.28%	58,766	170	1.16%	10,243	62	2.44%
Total interest-bearing liabilities	3,710,790	9,079	0.98%	3,694,651	9,357	1.02%	2,388,048	7,823	1.31%
Non-interest-bearing demand checking accounts (4)	542,100			509,522			175,994
Other liabilities	50,327			55,182			27,371
Total liabilities	4,303,217			4,259,355			2,591,413
Brookline Bancorp, Inc. stockholders’ equity	597,908			597,978			498,276
Noncontrolling interest in subsidiary	3,808			3,562			3,806
Total liabilities and equity	$4,904,933			$4,860,895			$3,093,495
Net interest income (tax equivalent basis) / interest rate spread (5)		42,876	3.63%		43,658	3.68%		27,872	3.47%
Less adjustment of tax exempt income		117			24			74
Net interest income		42,759			$43,634			27,798
Net interest margin (6)			3.81%			3.87%			3.74%
(1)	Tax exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax equivalent basis.

(2)

Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities and restricted equity securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.

(3)	Loans on non-accrual status are included in the average balances.

(4)

Including non-interest-bearing checking accounts, the average interest rate on total deposits was 0.63%, 0.89% and 0.97% in the three months ended June 30, 2012, March 31, 2012, and June 30, 2011, respectively.

(5)	Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(6)	Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs

	Six Months Ended
	June 30, 2012			June 30, 2011
	Average Balance	Interest (1)	Average Yield/Cost	Average Balance	Interest (1)	Average Yield/Cost

Assets
Interest-earning assets:
Short-term investments	$64,780	$95	0.29%	$64,693	$50	0.16%
Debt securities (2)	460,483	4,785	2.08%	310,249	3,525	2.26%
Equity securities (2)	55,263	219	0.79%	38,968	105	0.48%
Commercial real estate loans (3)	1,844,566	46,845	5.10%	1,108,233	29,351	5.29%
Commercial loans (3)	405,639	9,326	4.61%	166,567	3,979	4.80%
Equipment financing (3)	342,558	14,465	8.45%	212,073	8,788	8.29%
Indirect automobile loans (3)	577,802	12,280	4.27%	573,799	14,595	5.13%
Residential mortgage loans (3)	490,467	10,989	4.48%	325,302	7,389	4.54%
Other consumer loans (3)	270,065	6,043	4.50%	73,370	1,427	3.92%
Total interest-earning assets	4,511,623	105,047	4.67%	2,873,254	69,209	4.82%
Allowance for loan losses	(34,515)			(29,927)
Non-interest earning assets	406,052			124,749
Total assets	$4,883,160			$2,968,076

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	184,102	110	0.12%	$130,405	$107	0.17%
Savings accounts	508,374	942	0.37%	149,365	484	0.65%
Money market savings accounts	1,174,149	4,412	0.76%	772,528	3,696	0.96%
Certificates of deposit	1,067,148	5,515	1.04%	817,300	5,746	1.42%
Total deposits (4)	2,933,773	10,979	0.75%	1,869,598	10,033	1.08%
Federal Home Loan Bank advances	709,373	7,095	2.01%	405,695	5,193	2.58%
Other borrowings	59,574	362	1.22%	9,460	101	2.15%
Total interest-bearing liabilities	3,702,720	18,436	1.00%	2,284,753	15,327	1.35%
Non-interest-bearing demand checking accounts (4)	525,811			155,814
Other liabilities	52,754			26,631
Total liabilities	4,281,285			2,467,198
Brookline Bancorp, Inc. stockholders’ equity	598,277			498,283
Noncontrolling interest in subsidiary	3,598			2,595
Total liabilities and equity	$4,883,160			$2,968,076
Net interest income (tax equivalent basis) / interest rate spread (5)		86,611	3.67%		53,882	3.47%
Less adjustment of tax exempt income		219			144
Net interest income		$86,392			$53,738
Net interest margin (6)			3.85%			3.75%
(1)	Tax exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax equivalent basis.

(2)

Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities and restricted equity securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.

(3)	Loans on non-accrual status are included in the average balances.

(4)	Including non-interest-bearing checking accounts, the average interest rate on total deposits was 0.64% and 1.00% in the six months ended June 30, 2012 and 2011, respectively.

(5)	Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(6)	Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information

		Three Months Ended June 30,		Six Months Ended June 30,
		2012	2011	2012	2011
Reconciliation Table - Non-GAAP Financial Information		(In Thousands Except Per Share Data)

Net income attributable to Brookline Bancorp, Inc.		$7,529	$7,001	$13,878	$14,267
Add:
Merger related expenses (after-tax)		-	774	3,972	924
Net earnings from operations		$7,529	$7,775	$17,850	$15,191

Earnings per common share:
Basic		$0.11	$0.13	$0.26	$0.26
Diluted		0.11	0.13	0.26	0.26

Weighted average common shares outstanding during the period:
Basic		69,677,656	58,629,265	69,671,130	58,620,467
Diluted		69,715,890	58,630,908	69,706,694	58,624,699

	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
	(Dollars in Thousands)

Brookline Bancorp, Inc. stockholders’ equity	$598,865	$597,531	$503,602	501,890	$501,077
Less:
Goodwill	137,890	138,914	45,799	46,203	45,966
Identified intangible assets	24,578	25,849	5,214	5,591	6,033
Tangible stockholders' equity	$436,397	$432,768	$452,589	$450,096	$449,078

Total assets	4,972,381	4,877,124	3,299,013	3,157,498	3,114,582
Less:
Goodwill	137,890	138,914	45,799	46,203	45,966
Identified intangible assets	24,578	25,849	5,214	5,591	6,033
Tangible assets	$4,809,913	$4,712,361	$3,248,000	$3,105,704	$3,062,583

Tangible stockholders’ equity to tangible assets	9.07%	9.18%	13.93%	14.49%	14.66%

	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
	(Dollars in Thousands Except Per Share Data)

Tangible stockholders' equity	$436,397	$432,768	$452,589	$450,096	$449,078

Common shares issued	75,414,713	75,585,504	64,597,180	64,580,180	64,447,889
Less:
Treasury shares	5,373,733	5,373,733	5,373,733	5,373,733	5,373,733
Number of common shares outstanding	70,040,980	70,211,771	59,223,447	59,206,447	59,074,156

Tangible book value per common share	$6.23	$6.16	$7.64	$7.60	$7.60

CONTACT:
Brookline Bancorp, Inc.
Julie A. Gerschick, 617-278-6406
Chief Financial Officer and Treasurer
jgerschick@brkl.com